SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☒	Definitive Information Statement

KNOWLEDGE TRANSFER SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee previously paid with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by

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KNOWLEDGE TRANSFER SYSTEMS, INC.

5509 11th Avenue

Brooklyn, New York 11219

917-816-0790

Dear Stockholder:

This Information Statement is being furnished to the holders of shares of the common stock (the “Common Stock”) of Knowledge Transfer Systems, Inc. (the “Company”), a Nevada corporation. The purpose of this Information Statement is to notify the stockholders that on April 5, 2005, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of a majority of the outstanding shares of Common Stock (the “Majority Stockholders”). The Majority Stockholders are the holders of 2,293,224 of the issued and outstanding shares of Common Stock (representing approximately 90%). The Written Consent approves the Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the Company’s name will be changed to “Global General Technologies”.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of all voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about June 3, 2005 to stockholders of record on March 31, 2005 (the “Record Date”).

/s/ Shmuel Shneibalg
President, Secretary, and Director

KNOWLEDGE TRANSFER SYSTEMS, INC.

5509 11th Avenue

Brooklyn, NY 11219

917-816-0790

_________________________________

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished on or about June 3, 2005, to the holders of record as of the close of business on March 31, 2005 of shares of the common stock (the “Common Stock”) of Knowledge Transfer Systems, Inc. (the “Company”), a Nevada corporation. The purpose of this Information Statement is to notify such stockholders that on April 5, 2005, the Company received a written consent in lieu of a meeting of stockholders (the “Written Consent”) from the holders of a majority of the outstanding shares of Common Stock (the “Majority Stockholders”). The Majority Stockholders are holders of 2,293,547 of the issued and outstanding shares of Common Stock (representing approximately 90%). The Written Consent approves the Certificate of Amendment to the Articles of Incorporation of the Company (the “Certificate of Amendment”) pursuant to which the Company’s name will be changed to “Global General Technologies (the “Name Change”). The Certificate of Amendment is annexed hereto as Annex I.

The adoption of the foregoing resolutions will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors of the Company (the “Board”) is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes (the “NRS”). No additional action will be undertaken by the Company with respect to the receipt of written consents. No dissenters’ rights with respect to the receipt of the written consents or under the NRS are afforded to the Company’s stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $3,500, which will be paid by the Company.

GENERAL

The Board of Directors believes that it is in the best interests of both the Company and its stockholders that the Certificate of Amendment be filed with the Secretary of State of Nevada, thereby changing the name of the Company to Global General Technologies. The Certificate of Amendment has been approved by the Board and the stockholders holding more than a majority of the outstanding shares. The Board reserves the right, notwithstanding stockholder approval and without further action on the part of the stockholders, not to proceed with the filing of the Restated Articles of Incorporation with the Secretary of State of the State of Nevada if, at any time prior to such filing, the Board, in its sole discretion, determines that the terms of the Restated Articles of Incorporation are no longer in the best interests of the Company and its stockholders.

VOTE REQUIRED; MANNER OF APPROVAL

On April 5, 2005, the Board authorized and approved Name Change and the execution and filing of the Certificate of Amendment with the Secretary of State of Nevada, subject to shareholder approval pursuant to the NRS. The Board further authorized the preparation and circulation of this Information Statement.

Pursuant to NRS Section 78.390, the Certificate of Amendment may be filed only if it is approved by the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the shares of Common Stock. There are currently 2,547,960 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of the shareholders holding at least 1,299,460 shares of the Common Stock issued and outstanding is necessary to approve the filing of the Restated Certificate. The record date for determining shareholders entitled to vote or give written consent is March 31, 2005 (the “Record Date”).

In addition, NRS 78.320 provides in substance that, unless the Company’s Articles of Incorporation provides otherwise, shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

On April 5, 2005, the shareholders holding a majority of the outstanding shares of Common Stock, executed and delivered to the Company the Written Consent, which approved the Name Change and the filing of the Certificate of Amendment. Accordingly, in compliance with the NRS, the approval of the Name Change and the filing of the Certificate of Amendment by at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Restated Certificate.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Certificate of Amendment may not be filed until 20 days after this Information Statement is sent to the Company’s stockholders. The Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Nevada, which is anticipated to be on or about June 25, 2005, 20 days after the mailing of this Information Statement.

PURPOSE AND EFFECT OF THE NAME CHANGE

The Board believes that it is in the best interests of the Company and its shareholders for the Company to change its name to “Global General Technologies” so that the Company’s corporate name more accurately reflects the proposed business activities of the Company. The Company executed an acquisition agreement with Global General Technologies, a company engaged in the homeland security industry, with respect to computer software and hardware that is used by businesses in the oil industry to protect oil pipelines from terrorist attacks. Due to such impending acquisition, the Company’s focus has shifted to its homeland security business. The Board believes that the new name will better communicate to the public the Company’s new focus on its homeland security business and the proposed and future nature of its business operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our Common Stock as of May 26, 2005 by (i) each stockholder known by us to be a beneficial owner of more than five percent of the outstanding Common Stock; (ii) each executive officer and director; and (iii) all directors and officers as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 2,547,960 shares of common stock issued and outstanding. The Company has no options, warrants or other securities convertible into shares of common stock.

Name*	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned**

Shmuel Shneibalg(1)	2,293,224	90%
All officers and directors as a group (1 person)	2,293,224	90%

 _______________________________

* Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to beneficially own any shares that such person has the right to acquire within 60 days after the Record Date.

** Calculated as a percentage of the total number of shares of common stock issued and outstanding. As of May 26, 2005, we had 2,547,960 shares of Common Stock outstanding.

(1)       Mr. Shneibalg, the sole officer and director, holds said shares jointly with Mr. Steven Bingaman, who was an officer and director until he resigned as of May 21, 2005.

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

No person has any interest, direct or indirect, by security holdings or otherwise, in the filing of the Restated Articles of Incorporation which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT:

Shmuel Shneibalg

Knowledge Transfer Systems, Inc.

5509 11th Avenue

Brooklyn, New York 11219

917-816-0790

By order of the Board of Directors of
Knowledge Transfer Systems, Inc.

EXHIBITS

ANNEX I	Certificate of Amendment to Articles of Incorporation

ANNEX I

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

KNOWLEDGE TRANSFER SYSTEMS, INC.

______________________________________________________

Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock

_______________________________________________________

1.	The name of the Corporation is Knowledge Transfer Systems, Inc. (the “Corporation”).

2.    The Articles of Incorporation of the Corporation (the “Articles”) are hereby amended as follows:

Article I of the Articles is amended in its entirety to read as follows:

“ARTICLE I

NAME

The name of the Corporation shall be Global General Technologies, Inc.”

3.    The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles have voted in favor of the amendment is 2,293,224 (approximately 90%).

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

By:	/s/ Shmuel Shneibalg
Name:	Shmuel Shneibalg
Title:	President and Secretary